UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2014

Onconova Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Pheasant Run, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 759-3680

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Onconova Therapeutics, Inc. (the “Company”) intends to file a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) during the third quarter of 2014 to register the offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units, in one or more offerings.  The registration statement is intended to give the Company future flexibility to take advantage of financing opportunities when market conditions are favorable.

The registration statement on Form S-3 has not yet been filed with the Commission. The securities may not be sold and offers to buy may not be accepted prior to the time such registration statement becomes effective. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The information in this Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconova Therapeutics, Inc.

Date: July 10, 2014	By:	/s/ Ramesh Kumar, Ph.D.
Ramesh Kumar, Ph.D.
President and Chief Executive Officer

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